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                                Exhibit 10.41.2
                              SECOND AMENDMENT TO
                            THE NORRELL CORPORATION
                           401(K) RETIREMENT SAVINGS
                            PLAN (1994 RESTATEMENT)
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                            SECOND AMENDMENT TO THE
               NORRELL CORPORATION 401(K) RETIREMENT SAVINGS PLAN
                               (1994 RESTATEMENT)


         THIS SECOND AMENDMENT to the Norrell Corporation 401(k) Retirement Savings Plan (1994 Restatement) (the "Plan") is made on this ____ day of December, 1996, by Norrell Corporation (the "Company"), to be effective as of January 1, 1997.

                              W I T N E S S E T H :

         WHEREAS, Section 12.1 of the Plan provides that the Company has the right to amend the Plan at any time; and

         WHEREAS, the Company desires to amend the Plan to comport with changes in the manner in which "highly compensated employees" are determined under the Internal Revenue Code, and to provide that Matching Contributions may be made to certain Management Services Employees;

         NOW, THEREFORE, the Plan hereby is amended as follows:

                                       I.

         Section 1.45 is amended in its entirety to read as follows:

                           1.45 Highly Compensated Employee shall mean an employee of an Affiliate who is described in subsection (a) below, as modified by subsections (b), (c) and (d) hereof. The determination of who is a Highly Compensated Employee shall be made separately for (i) the Controlling Company and its Affiliates, and (ii) each Related Company and its Affiliates.

                           (a)      General Rule.

                                    (1) An employee who, at any time during the
                  current or immediately preceding Plan Year, owned [or was considered as owning within the constructive ownership rules of Code ss.318 as modified by Code ss.416(i)(1)(B)(iii)] more than 5 percent of the outstanding stock of a corporate Affiliate or stock possessing more than 5 percent of the total combined voting power of all stock of a corporate Affiliate or more than 5 percent of the capital or profits interest in a noncorporate Affiliate; or


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                                    (2) An employee who received Compensation
                  from Affiliates during the immediately preceding Plan Year in excess of $80,000 [as adjusted by the Internal Revenue Service under Code ss.414(q) (which references Code ss.415(d) of the regulations promulgated thereunder for cost of living increases)] and, if elected by the Company for such preceding Plan Year, was within the group consisting of the most highly compensated 20 percent of the employees of all Affiliates for such preceding Plan Year.


                           (b)      Excluded Employees. For purposes of
                  subsection (a)(2) hereof, the following may be excluded when determining the most highly compensated 20 percent of the employees and the total number of officers, respectively, of an Affiliate:

                                    (1) employees who have not completed 6
                           months of service;

                                    (2) employees who normally work fewer than
                           17-1/2 hours per week;

                                    (3) employees who normally work during not
                           more than 6 months during any Plan Year;

                                    (4) employees who have not attained age 21;
                           and

                                    (5) except to the extent provided in
                           Treasury Regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Affiliate.

                           (c) Nonresident Aliens. For purposes of this Section, nonresident aliens who receive no earned income from an Affiliate which constitutes income from sources within the United States [as described in Code ss.414(q)(11)] shall not be treated as employees.

                           (d)      Compliance with Code ss.414(q). The
                  determination of who is a Highly Compensated Employee, including all of the parts of that definition, shall be made in accordance with Code ss.414(q) and the regulations promulgated thereunder.


                                       II.

         New subsections (f) and (g) are added to Section 1.25 as follows:

                           (f) An Employee who is an active participant in the Norrell Corporation Nonqualified Deferred Compensation Plan as of the first day

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                  of the Plan Year and who, based on a reasonable estimate of such Employee's Compensation for the Plan Year, will be considered a Highly Compensated Employee for the immediately following Plan Year; and

                           (g) An individual who is classified as an independent contractor or leased employee under a Participating Company's customary worker classification practices, regardless of whether such person is an Employee.


                                      III.

         Section 1.37 is amended to read as follows:

                                    1.37 Eligible Participant shall mean, for any Plan Year, any Active Participant (other than a Management Services, Staffing or Temporary Services Employee) who was in the active employ of an Affiliate on the last day of the Plan Year. Notwithstanding the foregoing, the term Eligible Participant shall also include any Management Services Employee who is designated as eligible to receive matching contributions in accordance with ss.2.4 and who was in the active employ of an Affiliate on the last day of the Plan Year.

                                       IV.

         Section 2.4 is amended to read as follows:

                                    2.4      Limited Participation by Certain
                                             Employees

                                    Notwithstanding anything herein to the
                  contrary, Management Services Employees (except as provided below), Staffing Employees and Temporary Services Employees [provided such Temporary Services Employees have completed 1,000 Hours of Service as provided in ss.3.1(d)] shall be eligible to make Rollover Contributions and Before-Tax Contributions to the Plan but shall not be eligible to receive allocations of Matching Contributions for any period in which they are employed in such status, as provided in ss.1.37 and ss.3.2. Notwithstanding the foregoing, to the extent provided in a written agreement between a Participating Company and a client, Management Services Employees who are not performing services for such client shall be eligible to receive Matching Contributions.


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                                       V.

         Section 3.2 is amended by revising the parenthetical in the first sentence thereof to read as follows:

                  (other than a Staffing or Temporary Services Employee or a Management Services Employee who is not entitled to receive Matching Contributions under ss.2.4)

                                       VI.

         Schedule B is amended as attached hereto to provide that the rate of Matching Contributions under the Plan is increased from 25 percent to 50 percent of a Participant's Before-Tax Contributions.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment on the date first written above.

                              NORRELL CORPORATION



                                    By: M.L. Smith
                                        ------------------------------------
                                    Title: Vice President
                                           Compensation and Benefits
                                           ---------------------------------



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               NORRELL CORPORTATION 401(K) RETIREMENT SAVINGS PLAN
                               (1994 RESTATEMENT)


                                   SCHEDULE B

                             MATCHING CONTRIBUTIONS
                                [See Plan ss.3.2]

                       (AMENDED EFFECTIVE JANUARY 1, 1997)

         For each Active Participant on whose behalf a Participating Company has made, with respect to a payroll period, any Before-Tax Contributions, such Participating Company shall make, with respect to such payroll period, a Matching Contribution equal to 50 percent of the amount of the total of such Before-Tax Contributions; provided, the total amount of the Matching Contributions which a Participating Company shall make for any Active Participant for any payroll period shall not exceed 2 percent of such Active Participant's Compensation paid by such Participating Company for such payroll period (that is, the 50-percent Matching Contribution shall not be applied to the amount of a Before-Tax Contribution that exceeds 4 percent of a Participant's Compensation for a payroll period), nor shall such amount exceed (or cause the Contributions to exceed) any of the maximum limitations described in ss.6.1, ss.6.4 or ss.6.7. The Administrative Committee, in its sole discretion, may change the 50 percent and 4 percent levels set forth hereinabove, and any such change shall be effective without amendment to the Plan.